UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 21, 2010
EOS Preferred Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-25193 (Commission File Number)	04-3439366 (IRS Employer Identification No.)
1271 Avenue of the Americas
46th Floor
New York, New York 10020
(Address of Principal Executive Offices)
(212) 377-1503
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.
(b)	On September 17, 2010, the Audit Committee of the Board of Directors of EOS Preferred Corporation (the “Company”) engaged Grant Thornton LLP (“GT’) as its new independent registered public accounting firm.
During the two fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through September 17, 2010, the Company did not consult with GT regarding any of the matters or events disclosed in any of its 10-K, 10-Q or 8-K filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Preferred Corporation (Registrant)
Date: September 21, 2010	By:	/s/ Thomas O’Sullivan
Thomas O’Sullivan
President